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                                                                    EXHIBIT 10.6

                Modification of Agreement and Contract of Sale

This is a Modification of the original Agreement and Contract of Sale between Easy Money and James R. Erbes that was agreed to and signed by James R, Erbes, Jerome Greenberg, Robert Upton, and David Greenberg in the State of New Mexico at the Elephant Butte Inn on June 23, 1997. All items not addressed in this modification will remain as stated in the original agreement. The following are the modifications agreed to by both parties as evidenced by signatures below:

  1. The original loan term of the $300,000 note will be extended until December 31, 2001. Easy Money Holding Corporation will not be precluded from satisfying the $300,000 loan obligation before the extended date without penalty.

  2. The rate of interest on the above referenced $300,000 note will increase to 11.5% from 8% effective July 1, 2000 and continue through the earlier of February 28, 2001 or that time that Easy Money Holding Corporation satisfies this debt.

  3. The $300,000 note will maintain with it a conversion option, which at the request of James R. Erbes will be convertible all or part at 75 cents a share up to the equivalent of 4% of the issued and outstanding stock of Easy Money Holding Corporation. This conversion option will be applicable to Easy Money Holding Corporation and all subsidiaries of such. In addition, the conversion option will terminate upon any of the following:
     1.) the later of 6 months after the note referenced above has been paid off or September 1, 2001. 2.) 60 days after a public stock offering.

  4. The original agreement and contract of sale and this modification of agreement and contract of sale are made in the state of New Mexico and shall be governed by the laws of that state.

  5. In the event the $300,000 note is not paid in full by February 28, 2001, the interest rate for the period of March 1, 2001 through December 31, 2001 will be 11.5%.

     /s/____________ Agreed on behalf of Easy Money Holding Corporation 9/12/00
                                                                        -------
     David Greenberg, President                                          (Date)

     /s/_____________ Personally Guaranteed by David Greenberg 9/12/00
                                                               -------
     David Greenberg, Guarantor                                 (Date)

     /s/______________ Personally Guaranteed by Jerome Greenberg 9/12/00
                                                                 -------
     Jerome Greenberg, Guarantor                                  (Date)

     /s/____________ Agreed on behalf of original seller 9/12/00
                                                         -------
     James R. Erbes                                       (Date)